United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 12, 2007

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 12, 2007, the Compensation Committee (the Committee) of the Board of Directors of UTi Worldwide Inc. (the Company) approved performance enhancement awards (Performance Awards) pursuant to the UTi Worldwide Inc. Amended and Restated 2004 Long-Term Incentive Plan (LTIP) to certain of the Company’s executive officers. Each of the following executive officers of the Company received the following Performance Awards:

Name of Executive	Position	Performance Awards (Target # of Shares)
John Hextall	Executive Vice President and Chief Operating Officer	14,529
Gene Ochi	Executive Vice President and Chief Marketing Officer	9,040
Lawrence Samuels	Executive Vice President and Chief Financial Officer	9,040

Each recipient of the Performance Awards is entitled to have shares issued to him upon the satisfaction of performance criteria based upon the Company's earnings per share over a three-year performance period. The Performance Awards vest at the end of such three-year performance period, subject to earlier vesting in the event of a change of control and certain other events. The actual number of shares issuable under the Performance Awards will be based on the Company’s performance relative to the established performance targets and could range between 0 and 150 percent of the target number of shares listed above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date:	April 18, 2007	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President, Global General Counsel and Secretary